                                                                      EXHIBIT 11

                             TOWER AUTOMOTIVE, INC.
                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                FOR THE THREE MONTHS ENDED JUNE 30, 1996 AND 1995
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                   Three Months Ended June 30,
                                              ----------------------------------
                                                  1996                1995
                                              --------------     ---------------
Net income                                    $        5,302     $         3,060
Interest expense on convertible
     subordinated notes                                   38                  44
                                              --------------     ---------------
Net income applicable to
     common stockholders                      $        5,340     $         3,104
                                              --------------     ---------------
                                              --------------     ---------------

Weighted average number of
     common and common
     equivalent shares                                11,476              10,826

Dilutive effect of outstanding
     stock options after application
     of the treasury stock method                        122                  29



Dilutive effect of convertible
     subordinated notes assuming
     conversion                                          677                 824
                                              --------------     ---------------

Common and common equivalent
     shares outstanding                               12,275              11,679
                                              --------------     ---------------
                                              --------------     ---------------
Net income per common and
     common equivalent share (1)             $          0.44    $           0.27
                                              --------------     ---------------
                                              --------------     ---------------

(1) The calculation of net income per common and common equivalent share for the three months ended June 30, 1996 and June 30, 1995 are the same on a primary and fully diluted basis.

                                                                      EXHIBIT 11
                                                                     (CONTINUED)
                             TOWER AUTOMOTIVE, INC.
                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                 FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1995
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                    Six Months Ended June 30,
                                             -----------------------------------
                                                   1996                1995
                                             ---------------    ----------------

Net income                                    $        8,490     $         6,356
Interest expense on convertible
     subordinated notes                                   82                  88
                                             ---------------    ----------------

Net income applicable to
     common stockholders                      $        8,572     $         6,444
                                             ---------------    ----------------
                                             ---------------    ----------------

Weighted average number of
     common and common
     equivalent shares                                11,157              10,826

Dilutive effect of outstanding
     stock options after application
     of the treasury stock method                         96                  28

Dilutive effect of convertible
     subordinated notes assuming
     conversion                                          751                 824
                                             ---------------    ----------------

Common and common equivalent
     shares outstanding                               12,004              11,678
                                             ---------------    ----------------
                                             ---------------    ----------------

Net income per common and
     common equivalent share (1)             $          0.71    $           0.55
                                             ---------------    ----------------
                                             ---------------    ----------------

(1) The calculation of net income per common and common equivalent share for the three months ended June 30, 1996 and June 30, 1995 are the same on a primary and fully diluted basis.


                                     - 18 -